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                                                                  Exhibit (c)(2)

                             SELLING GROUP AGREEMENT
              AIG CAPITAL SERVICES, INC. AND AMERICAN GENERAL LIFE
                                INSURANCE COMPANY

This Selling Group Agreement ("Agreement") is made among AIG Capital Services, Inc., a registered broker-dealer and the distributor for the variable universal life insurance policies set forth in Schedule A ("Distributor"), American General Life Insurance Company ("Insurer"), issuer of the variable universal life insurance policies set forth on Schedule A and the Selling Group Member identified on the signature page hereto, and the Associated Agency(ies) identified on the signature page and/or Annex I hereto. This Agreement is effective as of the last date indicated on the signature page.

                                    RECITALS

WHEREAS, Distributor and Insurer are affiliates;

WHEREAS, Insurer and Distributor are parties to a Distribution Agreement whereby Insurer has granted Distributor a non-exclusive right to promote the sale of Insurer products set forth in Schedule A;

WHEREAS, Selling Group Member and Associated Agency(ies) are not affiliates of Insurer or Distributor;

WHEREAS, Distributor, Insurer, Selling Group Member and Associated Agency(ies) wish to enter into this Agreement for the purpose of providing for the distribution of certain variable life insurance policies;

NOW THEREFORE, in consideration of the premises and mutual promises set forth herein, and intending to be legally bound hereby, the parties agree as follows:

1.   PRODUCT DISTRIBUTION.
     --------------------

Subject to the terms, conditions and limitations of this Agreement, the products sold under this Agreement shall be distributed in accordance with this section.

     (a)  Designation of the Parties.
          --------------------------

          Distributor is a registered broker-dealer and distributor of the variable life insurance policies and/or annuity contracts or certificates set forth in Schedule A.

          Insurer is a Texas licensed life insurance company issuing the variable products set forth on Schedule A and any successor or additional products registered with the Securities and Exchange Commission (the "SEC") and approved by the relevant state jurisdictions (as discussed in Paragraph (c) of this section entitled "NEW PRODUCTS") and shall be collectively referred to herein as the "Contracts."

          Selling Group Member is registered with the SEC as a broker-dealer under the Securities Exchange Act of 1934 ("1934 Act") and under any appropriate regulatory requirements of state law and is a member in good standing of the Financial Industry Regulatory Authority ("FINRA"), unless Selling Group Member is exempt from the broker-dealer registration requirements of the 1934 Act.

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          Selling Group Member has FINRA registered representatives who will distribute the Contracts. Selling Group Member is affiliated with one or more Associated Agencies, which is/are properly licensed under the insurance laws of the state(s) in which Selling Group Member will act under this Agreement. If Selling Group Member utilizes more than one Associated Agency in the conduct of its insurance sales, Selling Group Member shall complete Annex I providing Insurer with a written list of all agencies through which it conducts insurance sales.

          The FINRA registered representatives affiliated with Selling Group Member are also state licensed insurance agents of Associated Agency(ies) and will be appointed by Insurer as agents of Insurer with the relevant state departments of insurance ("Sales Persons"). The relationship between the Sales Persons and Selling Group Member and the Sales Persons and Insurer is that of independent contractor.

          Distributor hereby appoints Selling Group Member and the Sales Persons to solicit and procure applications for the Contracts.

          The appointment by Distributor of Selling Group Member and the Sales Persons and the appointment by Insurer of Associated Agency(ies) and the Sales Persons for the sale of these Contracts are not to be deemed exclusive in any manner.

     (b)  Responsibilities of the Parties/Compliance
          ------------------------------------------

          (i)  SELLING GROUP MEMBER/SALES PERSONS.
               ----------------------------------

          Selling Group Member shall be responsible for the sales activities of the Sales Persons and shall exercise supervisory oversight over Associated Agency(ies) and the Sales Persons with respect to the offer and sale of the Contracts.

          Selling Group Member shall be solely responsible for the approval of suitability determinations for the purchase of any Contract or the selection of any investment option there under, in compliance with federal and state laws and shall supervise Associated Agency(ies) and the Sales Persons in determining client suitability. Selling Group Member shall hold Insurer and Distributor harmless from any financial claim resulting from improper suitability decisions or failure to supervise Associated Agency(ies) and the Sales Persons in accordance with federal securities laws and FINRA regulations.

          Selling Group Member will fully comply with the requirements of FINRA and of the 1934 Act and such other applicable federal and state laws and will establish rules, procedures and supervisory and inspection techniques necessary to diligently supervise the activities of the Sales Persons in connection with offers and sales of the Contracts. Such supervision shall include, but not be limited to providing or arranging for, initial and periodic training in knowledge of the Contracts. Upon request by Distributor or Insurer, Selling Group Member will furnish appropriate records as are necessary to establish diligent supervision and client suitability.

          Selling Group Member shall assure that purchase and/or redemption orders placed by Sales Persons on behalf of owners of Contracts do not constitute a violation of market

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          timing as set forth in Insurer's annually updated Contract prospectuses, or as otherwise published by Insurer.

          Selling Group Member shall incur all costs associated with registering and complying with the various rules of the SEC and FINRA relating to broker-dealers.

          Selling Group Member shall fully cooperate in any insurance or securities regulatory examination, investigation, or proceeding or any judicial proceeding with respect to Insurer, Distributor, Selling Group Member and Associated Agency(ies) and their respective affiliates, agents and representatives to the extent that such examination, investigation, or proceeding arises in connection with the Contracts. Selling Group Member shall immediately notify Distributor if its broker-dealer registration or the registration of any of its Sales Persons is revoked, suspended or terminated.

          The Sales Persons shall be the only parties involved in the solicitation, negotiation or procurement of the Contracts. All correspondence relating to the sale of the Contracts will be between Insurer, Selling Group Member, Associated Agency(ies), the Sales Persons and the prospective purchaser.

          The Sales Persons are authorized to collect the first purchase payment or premium (collectively the "Premium") on the Contracts. The Sales Persons will in turn remit the application and Premium to Selling Group Member which will after a determination of suitability remit the Premium to Insurer.

          The Sales Persons shall take applications for the Contracts only on preprinted applications supplied to them and/or Associated Agency(ies) by Insurer. All completed applications and supporting documents are the sole property of Insurer and shall be retained by or on behalf of Insurer.

          Selling Group Member is authorized to recommend Sales Persons for appointment by Insurer to solicit sales of the Contracts.

          (ii) ASSOCIATED AGENCY/SALES PERSONS.
               -------------------------------

          Associated Agency(ies) is authorized to recommend Sales Persons for appointment by Insurer to solicit sales of the Contracts. Associated Agency(ies) warrants that all such Sales Persons shall not commence solicitation nor aid, directly or indirectly, in the solicitation of any application for any Contract until that Sales Person is appropriately licensed and appointed by Insurer to sell the Contracts. Associated Agency(ies) shall be responsible for all fees required to obtain and/or maintain any licenses or registrations required by the relevant state laws.

          Associated Agency(ies) will fully comply with the requirements state insurance laws. Associated Agency(ies) shall fully cooperate in any insurance or securities regulatory examination, investigation, or proceeding or any judicial proceeding with respect to Insurer, Distributor, Selling Group Member and Associated Agency(ies) and their respective affiliates, agents and representatives to the extent that such examination, investigation, or proceeding arises in connection with the Contracts. Associated Agency(ies) shall immediately notify Distributor if its insurance license or the license of

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          any of its Sales Persons is revoked, suspended, or terminated.

          (iii) Insurer.
                -------

          Insurer warrants that no Sales Person shall commence solicitation or aid, directly or indirectly, in the solicitation of any application for any Contract until that Sales Person is appropriately licensed and appointed by Insurer to sell the Contracts.

          Following Selling Group Member's determination of securities suitability, Insurer will determine the insurance suitability of the Contracts, and will determine in its sole discretion whether to accept the applications submitted to Insurer by the Sales Persons and issue Contracts.

          Insurer will inform Associated Agency(ies) and Selling Group Member regarding any limitations on the availability of the Contracts in each of the relevant state jurisdictions.

          Insurer represents that the prospectus(es) and registration statement(s) relating to the Contracts contain no untrue statements of material fact or omission of a material fact, the omission of which makes any statement contained in the prospectus and registration statement materially false or misleading. Insurer agrees to indemnify Associated Agency(ies) and Selling Group Member from and against any claims, liabilities and expenses which may be incurred by any of those parties under the Securities Act of 1933, the 1934 Act, the Investment Act of 1940, common law, or otherwise, that arises out of a breach of this paragraph.

          (iv) Distributor.
               -----------

          Distributor is authorized by Insurer to offer the Contracts for sale by the Sales Persons under the terms of the Distribution Agreement described herein.

     (c)  New Products.
          ------------

          Insurer and Distributor may propose and Insurer may issue additional or successor products, in which event Selling Group Member and, Associated Agency(ies) will be informed of the product and its related Commission schedule. If Selling Group Member and Associated Agency(ies) do not agree to distribute such product(s), they must notify Distributor in writing within 10 days of receipt of the Commission Schedule for such product(s). If Selling Group Member and Associated Agency(ies) do not indicate disapproval of the new product(s) or the terms contained in the related Commission Schedule, Selling Group Member and Associated Agency(ies) will be deemed to have thereby agreed to distribute such product(s) and agreed to the related Commission Schedule which shall be attached to and made a part of this Agreement.

     (d)  Sales Material/Books and Records.
          --------------------------------

          Associated Agency(ies), Selling Group Member and Sales Persons shall not utilize, in their efforts to market the Contracts, any written brochure, prospectus, descriptive literature, printed and published material, audio-visual material or standard letters unless such material has been provided preprinted by Insurer or unless Insurer has provided prior written approval for the use of such literature. Associated Agency(ies) and/or Selling

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          Group Member shall maintain complete records indicating the manner and extent of distribution of any such solicitation material shall make such records and files available to Insurer and/or Distributor and shall forward such records to Insurer and Distributor. Additionally, Selling Group Member and/or Associated Agency(ies) shall make such material available to personnel of state insurance departments, FINRA or other regulatory agencies, including the SEC, which may have regulatory authority over Insurer or Distributor. Associated Agency(ies) and Selling Group Member jointly and severally hold Insurer, Distributor and their affiliates harmless from any liability arising from the use of any material which either (i) has not been specifically approved in writing by Insurer, or (ii) although previously approved, has been disapproved by Insurer in writing for further use.

          Selling Group Member will reflect all sales of the Contracts by Associated Agency(ies) and the Sales Persons on the books and records of Selling Group Member. Selling Group Member hereby designates the principal place of business of Associated Agency(ies) as an Office of Supervisory Jurisdiction of Selling Group Member.

     (e)  Prospectuses.
          ------------

          Selling Group Member warrants that solicitation for the sale of the Contracts will be made by use of a currently effective prospectus, that a prospectus will be delivered concurrently with each sales presentation and that no statements shall be made to a client superseding or controverting any statement made in the prospectus. Insurer and Distributor shall furnish Selling Group Member and Associated Agency(ies), at no cost to Selling Group Member or Associated Agency(ies), reasonable quantities of prospectuses to aid in the solicitation of Contracts.

2.   COMPENSATION
     ------------

Insurer will remit to Selling Group Member or, at Selling Group Member's direction, to Associated Agency(ies) compensation set forth in Schedule B hereto.

3.   CUSTOMER SERVICE AND COMPLAINTS
     -------------------------------

The parties agree that Insurer may contact by mail or otherwise, any client, agent, account executive, or employee of Selling Group Member or Associated Agency(ies) or other individual acting in a similar capacity if deemed appropriate by Insurer, in the course of normal customer service for existing Contracts, in the investigation of complaints, or as required by law. The parties agree to cooperate fully in the investigation of any complaint. Insurer and Selling Group Member jointly will handle and process all complaints associated with the sale of the Contracts under this Agreement.

4.   INDEMNIFICATION
     ---------------

Selling Group Member and Associated Agency(ies) agree to hold harmless and indemnify Distributor and Insurer against any and all claims, liabilities and expenses incurred by either Distributor or Insurer, and arising out of or based upon any alleged or untrue statement of Selling Group Member, Associated Agency(ies) or Sales Person other than statements contained in the approved sales material for any Contract, or in the registration statement or prospectus for any Contract. Further, Selling Group

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Member and Associated Agency(ies) agree to hold harmless and indemnify
Distributor and Insurer against any and all claims, liabilities, expenses or losses due to activities covered by the fidelity bond described in paragraph 5 below.

Insurer hereby agrees to indemnify and hold harmless Selling Group Member and Associated Agency(ies) and each of their employees, controlling persons, officers or directors against any losses, expenses (including reasonable attorneys' fees and court costs), damages or liabilities to which Selling Group Member or Associated Agency(ies) or each of their affiliates, controlling persons, officers or directors become subject, under the Securities Act of 1933 or otherwise, insofar as such losses, expenses, damages or liabilities (or actions in respect thereof) arise out of or are based upon Insurer's performance, non-performance or breach of this Agreement, or are based upon any untrue statement contained in, or material omission from, the prospectus for any of the Contracts.

5.   ERROR & OMISSIONS AND FIDELITY BOND COVERAGE
     --------------------------------------------

Selling Group Member and Associated Agency(ies) represent that all directors, officers, employees, representatives and/or Sales Persons who are appointed pursuant to this Agreement or who have access to funds intended to be delivered from the client to Insurer or from Insurer to the client and will continue to be covered by a blanket fidelity bond including coverage for larceny, embezzlement or any other defalcation, issued by a reputable bonding company. Such bond shall be at least equivalent to the minimal coverage required under the FINRA Rules of Fair Practice, endorsed to extend coverage to life insurance and annuity transactions.

For as long as this Agreement is in force, the Selling Group Member and Associated Agency(ies) represents and warrants that for each entity as well as their Sales Persons, shall maintain Errors & Omission ("E&O") coverage in an amount of not less than $1,000,000 per policy limit. Said errors and omissions coverage shall extend coverage to all life insurance and annuity transactions, to both the Selling Group Member and its Associated Agency(ies), and shall include coverage due to claims for negligence, failure to supervise, suitability, misrepresentation as well as all other claims provided for by said policy of coverage.

Blanket fidelity bond and E&O coverage shall be maintained at Selling Group Member's and/or Associated Agency(ies)'s expense. Selling Group Member and Associated Agency(ies) acknowledge that the Insurer may require evidence that blanket fidelity bond and E&O coverage are in force and Selling Group Member and Associated Agency(ies) shall promptly give notice to the Insurer of any notice of cancellation or change of coverage below the minimal coverage contained in this section. Selling Group Member and Associated Agency(ies) each assign any proceeds received from the fidelity bond company to Insurer to the extent of Insurer's loss due to activities covered by the bond. If there is any deficiency, Selling Group Member or Associated Agency(ies), as the case may be, will promptly pay Insurer that amount on demand. Selling Group Member and Associated Agency(ies) indemnify and hold harmless Insurer and Distributor from any deficiency and from the cost of collection.

6.   INDEPENDENT WHOLESALERS
     -----------------------

Insurer and Distributor, as applicable, shall hereby provide notice to Selling Group Member and Associated Agency(ies) that Insurer and Distributor intend to utilize the services of one or more independent wholesalers in connection with the solicitation and sales of the Contracts by the Sales Persons. By Selling Group Member's acceptance of this provision, it will be understood by Insurer, that Selling Group Member has not disapproved any and all independent wholesaling arrangements the existence of which Sales Persons will inform Selling Group Member.

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If Selling Group Member does not agree to allow independent wholesaling as detailed in this section, Selling Group Member will opt out of this provision by inserting its initials below:

     _______(initials). Selling Group Member does not allow independent wholesaling arrangements with its Sales Persons.

7.   LIMITATIONS ON AUTHORITY
     ------------------------

The Contract forms are the sole property of Insurer. No person other than Insurer has the authority to make, alter or discharge any policy, contract, supplemental contract or form issued by Insurer. No party has the right to waive any provision with respect to any contract or policy; give or offer to give, on behalf of Insurer, any tax or legal advice related to the purchase of a contract or policy; or make any settlement of any claim or bind Insurer or any of its affiliates in any way. No person has the authority to enter into any proceeding in a court of law or before a regulatory agency in the name of or on behalf of Insurer.

8.   ARBITRATION
     -----------

The parties agree that any controversy between or among them arising out of their business or pursuant to this Agreement that cannot be settled by agreement shall be taken to arbitration as set forth herein. Such arbitration will be conducted according to the securities arbitration rules then in effect, of the American Arbitration Association. Arbitration may be initiated by serving or mailing a written notice. The notice must specify which rules will apply to the arbitration. This specification will be binding on all parties.

The arbitrators shall render a written opinion, specifying the factual and legal bases for the award, with a view to effecting the intent of this Agreement. The written opinion shall be signed by a majority of the arbitrators. In rendering the written opinion, the arbitrators shall determine the rights and obligations of the parties according the substantive and procedural laws of the State of Texas. Accordingly, the written opinion of the arbitrators will be determined by the rule of law and not by equity. The decision of the majority of the arbitrators shall be final and binding on the parties and shall be enforced by the courts in Texas.

9.   CONFIDENTIALITY AND PROTECTION OF NONPUBLIC PERSONAL INFORMATION
     ----------------------------------------------------------------

     (a) Confidential Information. The parties acknowledge that, in the performance of the Agreement, they may receive or have access to information about customers and other proprietary information of the other parties, including names, addresses, account balances, account numbers, account activity, social security numbers, taxpayer identification numbers, and financial and health information, as well as all forms and types of financial, business, technical, or economic information, whether tangible or intangible, and whether or how stored, compiled, or memorialized physically, electronically, graphically, photographically, or in writing ("Confidential Information"). Confidential Information includes among other things:
          "Health Information," which shall be defined as information including demographic information relating to past, present or future physical or mental health or condition of an individual, the provision of health care to an individual, or the past, present, or future payment for the provision of health care to an individual, which identifies the individual or for which there is a reasonable basis to believe the information

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          can be used to identify the individual and (ii) "Financial
          Information," which shall be defined as personally identifiable financial information and any list, description or other grouping of individuals that is derived using any personally identifiable financial information other than publicly available information about any policyholder.

     (b) Confidential Information excludes information that (1) is independently developed by a party without violating the disclosing party's proprietary rights, (2) is or becomes publicly known (other than through unauthorized disclosure), (3) is intentionally disclosed by the owner of such information to a third party free of any obligation of confidentiality, (4) is already known by a party, as evidenced by the written records of that party, free of an obligation of confidentiality other than pursuant to this Agreement, or (5) is rightfully received by a party free of any obligation of confidentiality.

     (c) Use. The parties may use Confidential Information only in connection with this Agreement and may not disclose Confidential Information to any other party except as permitted by the Gramm-Leach-Bliley Act, other applicable federal and state laws and regulations regarding privacy, this Agreement or as otherwise agreed to in writing by the parties hereto. The parties may disclose Confidential Information to their respective employees and agents or to third party vendors (1) who are involved in the issuance, administration or maintenance of a customer's account or (2) otherwise on a need-to-know basis, provided that, in each case, they have first adequately apprised any such employee, agent, and or third party vender to observe this confidentiality. In the case of employees and/or agents, the parties shall provide adequate training to ensure this confidentiality. The parties will take reasonable steps to protect the Confidential Information, applying at least the same security measures and level of care as they employ to protect their own Confidential Information. If a party is compelled by applicable law to disclose any Confidential Information, the party so compelled must promptly notify, in writing, the party whose Confidential Information is being disclosed before disclosing such Confidential Information so that such other party is afforded the opportunity to seek relief from such disclosure or to limit the scope of the disclosure.

     (d) Security. Each party shall comply with all applicable federal, state, and local law or regulation related to privacy, including Regulation S-P of the Security and Exchange Commission, Title V of the Gramm-Leach-Bliley Act and the Health Insurance Portability and Accountability Act of 1996 ("HIPAA"). Selling Entity and Associated Agency(ies) shall notify Distributor and Insurer promptly upon any breach of Confidential Information. Each party shall maintain an effective information security program to protect the Confidential Information, which program includes administrative, technical, and physical safeguards:

          (i) to insure the security and confidentiality of Confidential Information;
          (ii) to protect against any anticipated threats or hazards to the security or integrity of such Confidential Information; and
          (iii) to protect against unauthorized access to or use of Confidential Information which could result in substantial harm or inconvenience to either party or other affiliates, or to customers of any of them.

     (e) Injunctive Relief. The parties acknowledge that the unauthorized disclosure of Confidential Information is likely to cause irreparable injury to the disclosing party and

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          that, in the event of a violation or threatened violation of a party's obligations hereunder, the disclosing party shall have no adequate remedy at law and shall therefore be entitled to enforce each such obligation by temporary or permanent injunctive or mandatory relief obtained in any court of competent jurisdiction without the necessity of proving damages, posting any bond or other security, and without prejudice to any other rights and remedies which may be available at law or in equity.

     (f) Information Received in Error. If Confidential Information, which is not necessary for the purposes of this Agreement, is received by one party from the other party in error, the other party shall promptly return the original and destroy all copies of the same and/or destroy or certify in writing to the requesting party that the Confidential Information has been destroyed.

     (g) Use upon Termination. At the termination of this Agreement, or in the event a party makes a request for the return of their Confidential Information, the other parties will promptly return the original and all copies of same, or certify in writing to the requesting party that the Confidential Information has been destroyed; provided however, that each party shall retain Confidential Information in its possession necessary to service its customers. This Confidentiality provision shall survive the termination of this Agreement.

10.  ANTI-MONEY LAUNDERING COMPLIANCE
     --------------------------------

     (a) Each party represents and warrants that it has developed and implemented a written anti-money laundering program ("AML Program") reasonably designed to achieve and monitor compliance with the USA PATRIOT Act, the Bank Secrecy Act and applicable regulations there under, as well as regulations administered by the U.S. Department of the Treasury's Office of Foreign Asset Control ("OFAC"), as further described below.

     (b) Selling Group Member's and Associated Agency(ies)'s AML Program must include the following elements: (1) policies, procedures, and controls that are tailored to Selling Group Member's and Affiliated Agency's business; (2) designation of a compliance officer to administer and oversee the AML Program; (3) employee and Agent training, in compliance with the USA Patriot Act and the Bank Secrecy Act; (4) an independent audit function to test the effectiveness of the AML Program; (5) a Customer Identification Program adopted pursuant to
          Section 326 of the USA Patriot Act; (6) provisions for the filing of all necessary anti-money laundering reports, including currency transaction reports and suspicious activity reports; (7) provisions for screening of all new and existing customers against the OFAC list and any other government list that is or becomes required under the Bank Secrecy Act; and (8) provisions to allow appropriate examiners and regulators to examine information, books, and records maintained by Selling Group Member and Associated Agency(ies) in connection with its AML Program.

     (c) The parties acknowledge that Insurer has established an AML Program. As permitted by applicable AML regulations, the parties acknowledge that Insurer will rely on Selling Group Member and Associated Agency(ies) to, and Selling Entity and Associated Agency(ies) agree to, (1) verify and identify each customer's identity and the source(s) of funds to be used to purchase annuity or insurance Products and (2) provide appropriate AML training to the Sales Persons involved in the solicitation, sale, and/or servicing of the products. Selling Entity and Associated Agency(ies) agree to provide to Insurer, upon

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          request, written verification of the AML training. If written verification is not timely provided, Insurer may suspend payment of compensation until such verification is received. If Selling Entity and Associated Agency(ies) fail to comply with any directives received from Insurer regarding AML compliance, Insurer reserves the right to refuse to process business submitted by Selling Entity and Associated Agency(ies) until Selling Entity and Associated Agency(ies) comply with the directives.

11.  GENERAL PROVISIONS
     ------------------

     (a) Waiver. Failure of any of the parties to promptly insist upon strict compliance with any of the obligations of any other party under this Agreement will not be deemed to constitute a waiver of the right to enforce strict compliance.

     (b) Independent Contractors. Selling Group Member and Associated Agency(ies) are independent contractors and not employees or subsidiaries of Insurer and Distributor.

     (c) Independent Assignment. No assignment of this Agreement or of commissions or other payments under this Agreement shall be valid without prior written consent of Insurer and Distributor.

     (d) Notice. Any notice pursuant to this Agreement may be given electronically (other than vocally by telephone) or by mail, postage paid, transmitted to the last address communicated by the receiving party to the other parties to this Agreement.

     (e) Severability. To the extent this Agreement may be in conflict with any applicable law or regulation, this Agreement shall be construed in a manner consistent with such law or regulation. The invalidity or illegality of any provisions of this Agreement shall not be deemed to affect the validity or legality of any other provision of this Agreement.

     (f) Amendment. This Agreement may be amended only in writing and signed by all parties. Insurer may amend Schedule A and each Schedule B at any time and only in writing. Insurer shall promptly deliver such amended Schedules(s) to Selling Group Member. No amendment will impair the right to receive commissions as accrued with respect to Contracts issued and applications procured prior to such amendment.

     (g) Entire Agreement. This Agreement together with such amendments as may from time to time be executed in writing by the parties, constitutes the entire agreement and understanding among the parties in respect to the transactions contemplated hereby and supersedes all prior agreements, arrangements and understandings related to the subject matter hereof.

     (h) Termination. This Agreement may be terminated by any party upon 30 days' prior written notice. This Agreement may be terminated immediately for cause in the event of a material breach of the provisions of this Agreement.

          Termination of this Agreement shall not impair the right to receive commissions accrued with respect to applications procured prior to the termination except as except for a termination due to cause, or as otherwise specifically provided in Schedule B. All rights to commission cease after termination of the Agreement.

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     (i)  Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the state of Texas.

            (The remainder of this page is intentionally left blank)

                                  Page 11 of 13

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By signing below, the undersigned agree to have read and be bound by the terms and conditions of this Agreement as of the last date signed below.

SELLING GROUP MEMBER:_____________________________________________________
                     (BROKER-DEALER)                            (TAX ID #)

Address:
                     _____________________________________________________

                     _____________________________________________________

Signature:
                     _____________________________________________________

Name & Title:
                     _____________________________________________________

Date:
                     _____________________________________________________


ASSOCIATED AGENCY:   ______________________________________________________
                     (PRIMARY INSURANCE AGENCY)                  (TAX ID #)

Address:
                     _____________________________________________________

                     _____________________________________________________


Signature:
                     _____________________________________________________

Name & Title:
                     _____________________________________________________

Date:
                     _____________________________________________________

AIG CAPITAL SERVICES, INC.
Harborside Financial Center,
3200 Plaza 5
Jersey City, NJ  07311

Signature:
                     ____________________________________________
Name & Title:
                     ____________________________________________
Date:
                     ____________________________________________

AMERICAN GENERAL LIFE INSURANCE COMPANY
2929 Allen Parkway A35                    For notice also send copies to:     1999 avenue of the Stars, 27th Floor
Houston, TX 77019                                                             Los Angeles, CA 90067
Attn: Financial Institution Operations                                        Attn: General Counsel

Signature:
                     ____________________________________________

Name & Title:
                     ____________________________________________

Date:
                     ____________________________________________

                                     ANNEX I

Below each Associated Agency in addition to the Primary Associated Agency indicated on the signature page shall execute the Selling Group Agreement.


    ASSOCIATED AGENCY NAME           STATE(S)           TAX I.D. NO.
         AND SIGNATURE
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                                  Page 13 of 13